EXHIBIT 99.1

WisdomTree Announces Third Quarter 2014 Results

$0.08 diluted net income EPS

Pre-tax income increases 35% and revenues increase 19% from year ago quarter

Declares $0.08 quarterly dividend and $100 million share buyback program

Lowers baseline US tax rate to approximately 38%

New York, NY – (GlobeNewswire) – October 31, 2014 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager today reported net income of $10.6 million or $0.08 per diluted EPS in the third quarter. Pre-tax income was $20.3 million in the third quarter, an increase of 35.4% from the third quarter of 2013 and 0.6% from the second quarter of 2014. Pre-tax income is comparable to previous periods since prior to 2014, the Company did not record tax expense because of its net operating losses.

Included in the quarter was a loss of $1.5 million, or $0.01 per diluted EPS, associated with the Company’s European listed ETP business, which was acquired in April 2014. The Company also lowered its US income tax rate to approximately 38% from 45% (see “Income Taxes” for further discussion).

WisdomTree CEO and President Jonathan Steinberg said, “WisdomTree reported another quarter of record revenues and strong financial results. Despite the challenging market, net inflow levels increased from the second quarter to $748 million.”

Mr. Steinberg continued, “The growing scale and positive momentum of our business is driving powerful cash generation. In addition, we are lowering our tax rate which will increase our earnings going forward, further propelling WisdomTree to a position of financial strength. As a result, we believe the time is right to institute a new component of our capital management program.”

Capital Return Program - Quarterly Dividend and Share Buyback

The Company’s Board of Directors declared a quarterly cash dividend of $0.08 per share of the Company’s common stock. The dividend will be paid on November 26, 2014, to stockholders of record as of the close of business on November 12, 2014.

The Board also authorized the Company to purchase up to $100 million of its common stock over three years, including purchases to offset future equity grants made under the Company’s equity plans. Purchases under this program will be made in open market or privately negotiated transactions. This authority may be exercised from time to time and in such amounts as market conditions warrant, and subject to regulatory considerations. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements and priorities. The repurchase program may be suspended or terminated at any time without prior notice.

“We have structured a capital management plan which reflects WisdomTree’s strength, strategy and commitment to our shareholders. With $164 million in cash and investments, we are confident we can continue to profitably grow the business and reinvest aggressively for future growth while continuing to generate surplus cash,” added Mr. Steinberg.

Summary Operating and Financial Highlights

	Three Months Ended			Change From
	Sep. 30,	Jun. 30,	Sep. 30,	Jun. 30,	Sep. 30,
Operating Highlights	2014	2014	2013	2014	2013
US listed ETFs ($, in billions):
AUM	$35.8	$35.5	$31.4	0.9%	14.3%
Net inflows/(outflows)	$0.7	$0.3	$1.2	124.0%	(35.5%)
Average AUM	$35.6	$34.1	$30.5	4.1%	16.7%
Average advisory fee	0.52%	0.51%	0.51%	0.01	0.01
Market share of industry inflows	1.5%	0.6%	2.2%	0.9	(0.7)

European listed ETPs ($, in millions):
AUM	$123.2	$113.2	—	8.8%	—
Net inflows/(outflows)	$19.2	$17.7	—	8.7%	—
Average advisory fee	0.79%	0.82%	—	(0.03)	—

Financial Highlights ($, in millions, except per share amounts):
Consolidated Results:
Total revenues	$47.1	$44.1	$39.6	6.8%	18.9%
Pre-tax income	$20.3	$20.1	$15.0	0.6%	35.4%
Net income	$10.6	$10.6	$15.0	0.2%	(29.0%)
Diluted earnings per share	$0.08	$0.08	$0.11	—	($ 0.	03)
Pre-tax margin	43.0%	45.6%	37.8%	(2.6)	5.2

US listed ETFs:
Total revenues	$46.9	$43.9	$39.6	6.7%	18.3%
Pre-tax income	$21.8	$21.7	$15.0	0.6%	45.9%
Gross margin[1] (non-GAAP)	82.2%	82.4%	76.9%	(0.2)	5.3
Pre-tax margin	46.6%	49.4%	37.8%	(2.8)	8.8

[1]	Gross margin is defined as total revenues less fund management and administration expenses and third-party sharing arrangements.

Recent Business Developments

•	On September 18, 2014, WisdomTree announced six of its ETFs are available on Schwab ETF OneSource

•	On August 12, 2014, WisdomTree announced a strategic alliance with leading Australian ETP provider BetaShares

•	On October 24, 2014, WisdomTree Europe announced the launch of 4 UCITS ETFs on the London Stock Exchange (LSE)

Assets Under Management and Net Inflows

US listed ETF assets under management (“AUM”) were $35.8 billion at September 30, 2014, up 14.3% from September 30, 2013 primarily due to inflow levels. US listed AUM was up 0.9% from June 30, 2014 primarily due to $0.7 billion of net inflows partly offset by $0.4 billion of negative market movement.

European listed AUM was $123.2 million, up 8.8% from $113.2 million at June 30, 2014 primarily due to $19.2 million of net inflows partly offset by $9.2 million of negative market movement.

Performance

In evaluating the performance of our US listed equity, fixed income and alternative ETFs against actively managed and index based mutual funds and ETFs, 86% of the $35.3 billion invested in our ETFs and 56% (29 of 52) of our ETFs outperformed their comparable Morningstar average since inception as of September 30, 2014.

For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

Third Quarter Financial Discussion

Revenues

Total revenues increased 18.9% from the third quarter of 2013 and 6.8% compared to the second quarter of 2014 to $47.1 million primarily due to higher average AUM and average fee capture. Included in the third quarter was $0.2 million in revenues from our European listed ETPs, which were acquired in April 2014. Our average advisory fee for our US listed ETFs was 0.52% as compared to 0.51% for the third quarter of 2013 and 0.51% in the second quarter of 2014.

Margins

Gross margin for our US listed ETFs, which is our total revenues less fund management and administration expenses and third party sharing arrangements, was 82.2% in the third quarter of 2014 as compared to 76.9% in the third quarter of 2013 and 82.4% in the second quarter of 2014. The increase was primarily due to beneficial pricing changes for our fund accounting, administration and custody services, which took effect April 2014.

Pre-tax margin was 43.0% in the third quarter of 2014 as compared to 37.8% in the third quarter of 2013 and 45.6% in the second quarter of 2014. Pre-tax margin for our US listed ETFs was 46.6% in the quarter.

Expenses

Total expenses increased 8.9% from the third quarter of 2013 and 11.9% compared to the second quarter of 2014 to $26.9 million. Included in the quarter was $1.8 million of expenses associated with our European listed ETPs.

•	Compensation and benefits expense increased 3.5% from the third quarter of 2013 to $10.0 million as lower accrued incentive compensation due to our inflow levels were offset by higher headcount related expenses to support our growth. In addition, we incurred higher compensation costs due to our acquisition of Boost in April 2014. This expense increased 32.3% as compared to the second quarter of 2014 primarily due to higher accrued incentive compensation and headcount related expenses. Our global headcount was 114 at the end of the third quarter of 2014.

•	Fund management and administration expense decreased 3.7% from the third quarter of 2013 to $8.5 million. This decrease was primarily due to the transfer of our fund accounting, administration and custody services to State Street, despite the higher average AUM. Partly offsetting this decrease was $0.3 million of expenses for our European listed ETPs. This expense increased 8.3% from the second quarter of 2014 primarily due to variable costs related to higher average AUM. We had 69 US listed ETFs and 42 European listed ETPs at the end of the third quarter of 2014.

•	Marketing and advertising expense increased 64.5% from the third quarter of 2013 and 22.6% from the second quarter of 2014 to $3.3 million primarily due to higher levels of advertising related activities to support our growth.

•	Sales and business development expense decreased 2.0% from the third quarter of 2013 and 25.9% from the second quarter of 2014 to $1.3 million primarily due to lower spending for sales and product development related initiatives.

•	Professional and consulting fees increased $0.8 million from the third quarter of 2013 to $1.4 million primarily due to higher strategic corporate consulting costs. This expense decreased 24.8% compared to the second quarter of 2014. The second quarter of 2014 included advisory and other costs associated with our transaction to acquire Boost, which we completed in April 2014.

•	Occupancy, communication and equipment expense increased 22.0% from the third quarter of 2013 to $0.9 million primarily due to costs for new office space which we began to occupy in January 2014. This expense was relatively unchanged compared to the second quarter of 2014.

•	Depreciation and amortization expense increased $0.1 million to $0.2 million from the third quarter of 2013 primarily due to amortization of leasehold improvements for our new office space. This expense was essentially unchanged compared to the second quarter of 2014.

•	Third-party sharing arrangements expense decreased 50.0% to $0.2 million in the third quarter of 2014 as compared to the third quarter of 2013 primarily due to lower fees to our third party marketing agent in Latin America. This expense was relatively unchanged as compared to the second quarter of 2014.

•	Other expenses remained relatively unchanged as compared to the third quarter of 2013 and second quarter of 2014 at $1.1 million.

Income Taxes

The Company completed state tax planning which resulted in a reduction of its current baseline operating tax rate in the US from 45% to approximately 38%. As a result, the Company recorded a charge to tax expense to reduce the value of its deferred tax asset, which had previously been recorded at a 45% rate. In addition, the Company accounted for non-deductible expenses associated with its acquisition of Boost in April 2014. As a result of these items, the Company recorded a charge of $1.3 million to tax expense. Management will discuss income taxes further on its conference call.

Balance Sheet

As of September 30, 2014, the Company had total assets of $202.2 million which consisted primarily of cash and cash equivalents of $151.3 million and investments of $12.2 million. There were approximately 131.9 million shares of common stock outstanding as of September 30, 2014. Fully diluted weighted average shares outstanding were 138.3 million for the third quarter.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, October 31, 2014 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully expand our business into non-U.S. markets;

•	timing of payment of our cash income taxes;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	We have only a limited operating history and, as a result, recent historical growth may not provide an accurate representation of the growth we may experience in the future, which may make it difficult to evaluate our future prospects.

•	Challenging market conditions associated with declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing customers to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenue and operating margin.

•	Most of our assets under management are held in our U.S. listed ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to currency exchange rate risks.

•	We derive a substantial portion of our revenue from products invested in emerging markets and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets.

•	We derive a substantial amount of our revenue from products invested in securities of Japanese companies and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets and currency fluctuations between the Japanese Yen and the U.S. Dollar.

•	We derive a majority of our revenue from a limited number of products – in particular one fund, WisdomTree Japan Hedged Equity Fund, that accounted for approximately 30% of our ETF AUM – and, as a result, our operating results are particularly exposed to the performance of those funds, investor sentiment toward the strategies pursued by those funds and our ability to maintain the assets under management of those funds.

•	Our ETPs and ETFs have a limited track record, and poor investment performance could cause our revenue to decline.

•	We depend on other third parties to provide many critical services to operate our business and our ETPs and ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm our customers.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and Europe (collectively, “WisdomTree”), is an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager headquartered in New York. WisdomTree offers products covering equities, fixed income, currencies, commodities and alternative strategies. WisdomTree currently has approximately $35.9 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

Contact Information:

WisdomTree Investments, Inc.

Stuart Bell / Jessica Zaloom

+1.917.267.3702 / +1.917.267.3735

sbell@wisdomtree.com / jzaloom@wisdomtree.com

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From		Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,	%
	2014	2014	2013	2014	2013	2014	2013	Change
Revenues
Advisory fees	$46,942	$43,938	$39,437	6.8%	19.0%	$133,489	$105,691	26.3%
Other income	172	190	193	-9.5%	-10.9%	673	611	10.1%

Total revenues	47,114	44,128	39,630	6.8%	18.9%	134,162	106,302	26.2%

Expenses
Compensation and benefits	9,990	7,551	9,648	32.3%	3.5%	26,896	26,577	1.2%
Fund management and administration	8,465	7,818	8,794	8.3%	-3.7%	25,451	26,123	-2.6%
Marketing and advertising	3,341	2,726	2,031	22.6%	64.5%	8,645	6,164	40.2%
Sales and business development	1,279	1,727	1,305	-25.9%	-2.0%	4,307	4,626	-6.9%
Professional and consulting fees	1,383	1,840	542	-24.8%	155.2%	5,018	1,812	176.9%
Occupancy, communication and equipment	882	853	723	3.4%	22.0%	2,635	1,691	55.8%
Depreciation and amortization	207	201	84	3.0%	146.4%	600	249	141.0%
Third party sharing arrangements	187	115	374	62.6%	-50.0%	312	913	-65.8%
Other	1,123	1,164	1,164	-3.5%	-3.5%	3,429	3,086	11.1%

Total expenses	26,857	23,995	24,665	11.9%	8.9%	77,293	71,241	8.5%

Income before taxes	20,257	20,133	14,965	0.6%	35.4%	56,869	35,061	62.2%

Income tax expense	9,634	9,531	—	—	—	5,440	—	—

Net income	$10,623	$10,602	$14,965	0.2%	-29.0%	$51,429	$35,061	46.7%

Income before taxes per share - basic	$0.15	$0.15	$0.12			$0.43	$0.28

Income before taxes per share - diluted	$0.15	$0.15	$0.11			$0.41	$0.25

Net income per share - basic	$0.08	$0.08	$0.12			$0.39	$0.28

Net income per share - diluted	$0.08	$0.08	$0.11			$0.37	$0.25

Weighted average common shares - basic	131,778	131,533	126,509			131,418	125,909

Weighted average common shares - diluted	138,346	138,258	140,097			138,476	139,805

WISDOMTREE INVESTMENTS, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	US	European
	Listed	Listed		US Listed Business
	Business	Business	Total				% Change From
	Q3/14	Q3/14	Q3/14	Q3/14	Q2/14	Q3/13	Q2/14	Q3/13
Revenues
Advisory fees	$46,659	$283	$46,942	$46,659	$43,753	$39,437	6.6%	18.3%
Other income	224	(52)	172	224	182	193	23.1%	16.1%

Total revenues	46,883	231	47,114	46,883	43,935	39,630	6.7%	18.3%

Expenses
Compensation and benefits	9,250	740	9,990	9,250	7,026	9,648	31.7%	-4.1%
Fund management and administration	8,139	326	8,465	8,139	7,625	8,794	6.7%	-7.4%
Marketing and advertising	3,244	97	3,341	3,244	2,675	2,031	21.3%	59.7%
Sales and business development	1,185	94	1,279	1,185	1,653	1,305	-28.3%	-9.2%
Professional and consulting fees	945	438	1,383	945	1,026	542	-7.9%	74.4%
Occupancy, communication and equipment	809	73	882	809	807	723	0.2%	11.9%
Depreciation and amortization	206	1	207	206	199	84	3.5%	145.2%
Third party sharing arrangements	187	—	187	187	115	374	62.6%	-50.0%
Other	1,088	35	1,123	1,088	1,105	1,164	-1.5%	-6.5%

Total expenses	25,053	1,804	26,857	25,053	22,231	24,665	12.7%	1.6%

Income/(loss) before taxes	21,830	(1,573)	20,257	21,830	21,704	14,965	0.6%	45.9%

Income tax expense/(benefit)	9,662	(28)	9,634	9,662	9,873	—	-2.1%	n/a

Net income/(loss)	$12,168	$(1,545)	$10,623	$12,168	$11,831	$14,965	2.8%	-18.7%

Pretax margin	46.6%		43.0%

Gross margin	82.2%		81.6%

WISDOMTREE INVESTMENTS, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	US	European
	Listed	Listed		US Listed Business
	Business	Business	Total			%
	9M/14	9M/14	9M/14	9M/14	9M/13	Change
Revenues
Advisory fees	$133,021	$468	$133,489	$133,021	$105,691	26%
Other income	717	(44)	673	717	611	17%

Total revenues	133,738	424	134,162	133,738	106,302	26%

Expenses
Compensation and benefits	25,631	1,265	26,896	25,631	26,577	-4%
Fund management and administration	24,932	519	25,451	24,932	26,123	-5%
Marketing and advertising	8,497	148	8,645	8,497	6,164	38%
Sales and business development	4,139	168	4,307	4,139	4,626	-11%
Professional and consulting fees	3,766	1,252	5,018	3,766	1,812	108%
Occupancy, communication and equipment	2,516	119	2,635	2,516	1,691	49%
Depreciation and amortization	597	3	600	597	249	140%
Third party sharing arrangements	312	—	312	312	913	-66%
Other	3,335	94	3,429	3,335	3,086	8%

Total expenses	73,725	3,568	77,293	73,725	71,241	3%

Income/(loss) before taxes	60,013	(3,144)	56,869	60,013	35,061	71%

Income tax expense/(benefit)	5,810	(370)	5,440	5,810	—	n/a

Net income/(loss)	$54,203	$(2,774)	$51,429	$54,203	$35,061	55%

Pretax margin	44.9%		42.4%

Gross margin	81.1%		80.8%

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED BALANCE SHEET

(in thousands, except per share amounts)

	September 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$151,287	$104,316
Accounts receivable	16,268	18,100
Other current assets	2,208	1,320

Total current assets	169,763	123,736

Fixed assets, net	10,263	6,252
Investments	12,224	11,748
Deferred tax asset, net	8,253	—
Goodwill	1,676	—
Other noncurrent assets	56	55

Total assets	$202,235	$141,791

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$8,833	$10,394
Compensation and benefits payable	7,062	14,278
Accounts payable and other liabilities	4,956	4,384

Total current liabilities	20,851	29,056

Other noncurrent liabilities:
Acquisition payable	1,757	—
Deferred rent payable	5,326	3,706

Total liabilities	27,934	32,762

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized: issued: 133,516 and 132,247 outstanding: 131,947 and 130,350	1,335	1,322
Additional paid-in capital	198,040	184,201
Accumulated other comprehensive loss	(9)	—
Accumulated deficit	(25,065)	(76,494)

Total stockholders’ equity	174,301	109,029

Total liabilities and stockholders’ equity	$202,235	$141,791

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2014	2013
Cash flows from operating activities
Net income	$51,429	$35,061
Non-cash items included in net income:
Income tax expense	5,396	—
Depreciation and amortization	600	249
Stock-based compensation	6,122	5,186
Deferred rent	1,620	111
Accretion to interest income and other	(76)	108
Changes in operating assets and liabilities:
Accounts receivable	2,049	(3,683)
Other assets	(811)	(720)
Fund management and administration payable	(1,579)	3,697
Compensation and benefits payable	(7,510)	7,235
Accounts payable and other liabilities	(590)	471

Net cash provided by operating activities	56,650	47,715

Cash flows from investing activities
Purchase of fixed assets	(4,580)	(1,118)
Purchase of investments	(1,384)	(3,358)
Cash acquired on acquisition	1,349	—
Proceeds from the redemption of investments	868	2,693

Net cash used in investing activities	(3,747)	(1,783)

Cash flows from financing activities
Shares repurchased	(6,259)	(1,413)
Proceeds from exercise of stock options	341	1,349

Net cash used in financing activities	(5,918)	(64)

Decrease in cash flows due to changes in foreign exchange rate	(14)	—

Net increase in cash and cash equivalents	46,971	45,868

Cash and cash equivalents - beginning of period	104,316	41,246

Cash and cash equivalents - end of period	$151,287	$87,114

Supplemental disclosure of cash flow information
Cash paid for taxes	$66	$33

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
US LISTED ETFs
Total ETFs (in millions)
Beginning of period assets	35,500	33,884	28,975	34,884	18,286
Inflows/(outflows)	748	334	1,160	580	12,015
Market appreciation/(depreciation)	(425)	1,282	1,217	359	1,051

End of period assets	35,823	35,500	31,352	35,823	31,352

Average assets during the period	35,554	34,141	30,473	34,518	26,932
Revenue Days	92	91	92	273	273

ETF Industry and Market Share (in billions)
ETF industry net inflows	48.5	57.7	53.7	120.7	121.3
WisdomTree market share of industry inflows	1.5%	0.6%	2.2%	0.5%	9.9%

International Hedged Equity ETFs (in millions)
Beginning of period assets	12,557	12,612	10,270	13,348	1,258
Inflows/(outflows)	799	(502)	752	285	9,199
Market appreciation/(depreciation)	615	447	459	338	1,024

End of period assets	13,971	12,557	11,481	13,971	11,481

Average assets during the period	12,654	12,189	11,175	12,631	7,744

US Equity ETFs (in millions)
Beginning of period assets	8,052	7,505	5,777	7,181	4,371
Inflows/(outflows)	84	221	273	494	1,111
Market appreciation/(depreciation)	(197)	326	221	264	789

End of period assets	7,939	8,052	6,271	7,939	6,271

Average assets during the period	8,067	7,721	6,214	7,655	5,502

Emerging Markets Equity ETFs (in millions)
Beginning of period assets	7,606	6,753	7,172	7,448	7,332
Inflows/(outflows)	270	388	286	26	1,111
Market appreciation/(depreciation)	(381)	465	245	21	(740)

End of period assets	7,495	7,606	7,703	7,495	7,703

Average assets during the period	7,878	7,088	7,289	7,247	7,719

International Developed Equity ETFs (in millions)
Beginning of period assets	5,340	4,830	2,633	3,864	2,474
Inflows/(outflows)	(452)	518	205	878	401
Market appreciation/(depreciation)	(394)	(8)	312	(248)	275

End of period assets	4,494	5,340	3,150	4,494	3,150

Average assets during the period	5,016	5,135	2,888	4,833	2,782

Fixed Income ETFs (in millions)
Beginning of period assets	1,376	1,610	2,437	1,906	2,118
Inflows/(outflows)	69	(278)	(320)	(515)	266
Market appreciation/(depreciation)	(66)	44	(22)	(12)	(289)

End of period assets	1,379	1,376	2,095	1,379	2,095

Average assets during the period	1,385	1,435	2,246	1,522	2,466

Currency ETFs (in millions)
Beginning of period assets	406	422	547	979	611
Inflows/(outflows)	(35)	(21)	(48)	(605)	(98)
Market appreciation/(depreciation)	(9)	5	3	(12)	(11)

End of period assets	362	406	502	362	502

Average assets during the period	380	413	515	468	586

Alternative Strategy ETFs (in millions)
Beginning of period assets	163	152	139	158	122
Inflows/(outflows)	13	8	12	17	25
Market appreciation/(depreciation)	7	3	(1)	8	3

End of period assets	183	163	150	183	150

Average assets during the period	174	160	146	162	133

Average ETF assets during the period
International hedged equity ETFs	36%	36%	37%	37%	29%
US equity ETFs	23%	23%	20%	22%	20%
Emerging markets equity ETFs	22%	21%	24%	21%	29%
International developed equity ETFs	14%	15%	9%	14%	10%
Fixed income ETFs	4%	4%	7%	4%	9%
Currency ETFs	1%	1%	2%	1%	2%
Alternative strategy ETFs	0%	0%	1%	1%	1%

Total	100%	100%	100%	100%	100%

Average ETF advisory fee during the period
Alternative strategy ETFs	0.94%	0.94%	0.94%	0.94%	0.94%
Emerging markets equity ETFs	0.68%	0.67%	0.66%	0.67%	0.66%
International developed equity ETFs	0.56%	0.57%	0.56%	0.56%	0.56%
Fixed income ETFs	0.55%	0.55%	0.55%	0.55%	0.55%
International hedged equity ETFs	0.50%	0.50%	0.49%	0.50%	0.49%
Currency ETFs	0.49%	0.49%	0.50%	0.49%	0.50%
US equity ETFs	0.35%	0.35%	0.35%	0.35%	0.35%

Blended total	0.52%	0.51%	0.51%	0.52%	0.52%

Number of ETFs - end of the period
International developed equity ETFs	17	17	16	17	16
US equity ETFs	13	13	13	13	13
Fixed income ETFs	12	12	6	12	6
International hedged equity ETFs	12	12	4	12	4
Emerging markets equity ETFs	7	7	7	7	7
Currency ETFs	6	6	5	6	5
Alternative strategy ETFs	2	2	2	2	2

Total	69	69	53	69	53

EUROPEAN LISTED ETPs
Total ETPs (in thousands)
Beginning of period assets***	113,244	96,817		96,817
Inflows/(outflows)	19,192	17,658		36,850
Market appreciation/(depreciation)	(9,226)	(1,231)		(10,457)

End of period assets	123,210	113,244		123,210

Average ETP advisory fee during the period	0.79%	0.82%		0.80%
Number of ETPs - end of the period	42	38		42

Global headcount	114	103	84	114	84

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

***	Q1 and 9 month stats began April 16, 2014

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. The non-GAAP financial measurements included in this release include gross margin, gross margin percentage and our operating results for our US listed ETF business. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. We disclose gross margin as a non-GAAP financial measurement to allow investors to analyze our revenues less the direct costs paid to third parties attributable to those revenues. We disclose the results of our US listed ETF business to allow investors to better compare our results to the prior year as in April 2014, we acquired Boost ETP, a UK based ETP sponsor.

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended			For the Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2014	2014	2013	2014	2013
GAAP total revenue	$47,114	$44,128	$39,630	$134,162	$106,302
Fund management and administration	(8,465)	(7,818)	(8,794)	(25,451)	(26,123)
Third party sharing arrangements	(187)	(115)	(374)	(312)	(913)

Gross margin	$38,462	$36,195	$30,462	$108,399	$79,266

Gross margin percentage	81.6%	82.0%	76.9%	80.8%	74.6%

US listed ETFs:

GAAP total revenue	$46,883	$43,935
Fund management and administration	(8,139)	(7,625)
Third party sharing arrangements	(187)	(115)

Gross margin	$38,557	$36,195

Gross margin percentage	82.2%	82.4%